UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 20, 2025

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On July 20, 2025 (the “Effective Date”), Nuvve Holding Corp. (the “Company”) entered into an Asset Management Agreement (the “Asset Management Agreement”) with DeFi Technologies, Inc. (the “Asset Manager”), pursuant to which the Asset Manager shall provide discretionary investment management services with respect to the Company’s cryptocurrency treasury (the “Account Assets”), which shall consist initially of at least $3.0 million which the Company agreed to place into the account pursuant to the Asset Management Agreement. Pursuant to the Asset Management Agreement, the Asset Manager will invest the Account Assets principally with a long-only strategy primarily in the native digital asset of the Hyperliquid network, called $HYPE (“HYPE”), including facilitating and staking HYPE.

With regards to the first year of the Term (as defined below), the Company shall pay the Asset Manager, on each of (i) the three-month anniversary of the Effective Date, (ii) the six-month anniversary of the Effective Date, (iii) the nine-month anniversary of the Effective Date, and (iv) the twelve-month anniversary of the Effective Date, a cash fee equal to the greater of (A) $150,000 or (B) 1.50% of the Account Assets, based on the aggregate dollar-volume weighted average price for the assets on Coinmarketcap during the 10 day period immediately preceding such payment date (the “Token VWAP”) (the foregoing payments, collectively, the “First Annual Fee”).

Following the payment of the First Annual Fee and beginning on the one-year anniversary of the Effective Date, the Company shall pay the Asset Manager a quarterly asset-based fee (the “Asset-based Fee”) equal to 0.50% of the Account Assets, based on the Token VWAP, which shall be calculated and paid as of the first day of each fiscal quarter. The Asset-based Fee shall be payable in cash.

The Asset Management Agreement will, unless earlier terminated in accordance with its terms, continue in effect until the tenth (10th) anniversary of the Effective Date, and will continue for successive one year renewal periods unless a party elects not to continue the effectiveness of the Asset Management Agreement (the “Term”). The Asset Management Agreement may be terminated for cause (as defined in the Asset Management Agreement) (i) by the Company upon 30 days’ prior written notice to the Asset Manager, or (ii) by the Asset Manager upon 60 days’ prior notice to the Company.

The Asset Management Agreement may be terminated by the Company without cause upon 30 days’ prior written notice to the Asset Manager. If the Company terminates the Asset Management Agreement without cause, the Company shall pay the Asset Manager an early termination fee in an amount equal to the greater of (i) five times the aggregate amount of management fees paid by the Company to the Asset Manager (or, solely with respect to the first year of the Term, the amount to be paid to the Asset Manager) over the most recent one-year period, or (ii) $1.0 million.

The foregoing summary of the Asset Management Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Management Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 8.01. Other Events.

On July 20, 2025, the board of directors of the Company approved the expansion of the Company’s previously announced digital asset strategy to provide for the allocation of up to 100% of the Company’s crypto currency portfolio to HYPE.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Asset Management Agreement between Nuvve Holding Corp. and DeFi Technologies, Inc., dated July 20, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2025

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
2